EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE
                                                                January 30, 2006

                                                                  PRESS CONTACT:
                                                                     Jane Gideon
                                                    Incendio International, Inc.
                                                              Tel:  415-293-8259
                                                             jane@incendiopr.com

                    ACTIVANT NAMES NEW DIRECTORS TO ITS BOARD


AUSTIN, Texas, January 30, 2006 -- Activant Solutions Inc., a leading provider of vertical business management solutions, today announced that the company has named Kathy Cunningham and Joseph William (Bill) Nicholson to its board of directors. These appointments, along with the appointment of Robert Shaw in July of 2005, augment the board's financial, technology and distribution industry knowledge while also adding individuals who bring vital experience in serving on the boards of directors of both privately held and public technology companies.

Robert Shaw has been affiliated with some of Silicon Valley's most recognized companies, and has experience with guiding software and services companies. He is currently the Chairman and CEO of ArcSight, a security software firm in Cupertino, California, and formerly served as the CEO of USWeb. From 1992 to 1998, Mr. Shaw was Oracle's executive vice president of worldwide consulting services and vertical markets. Prior to joining Oracle, Mr. Shaw was a partner at Booz-Allen & Hamilton and at PricewaterhouseCoopers.

Kathy Cunningham has over 20 years of experience in high technology companies and has been a director, CFO and COO of both public and private companies. She brings direct experience in vertical software and wholesale distribution software, having served as COO and CFO of NxTrend Technology, Inc. and as a director of J.D. Edwards prior to its acquisition by PeopleSoft. Ms. Cunningham currently serves as Chairman of the board of directors of Raindance Communications, Inc. and is the CFO of Novatix Corporation. She previously worked as a divisional CFO for US West, and is the current president of the Colorado chapter of the NACD. Ms. Cunningham will serve on Activant's audit committee.

Bill Nicholson offers extensive experience as a COO and CIO and has managed, designed and developed the systems architecture for advanced, industry-specific software. As the president and general manager of SynXis Corporation, Mr. Nicholson oversees all aspects of the hotel reservation management, distribution and technology business under the Sabre Inc. umbrella. Prior to joining SynXis, Mr. Nicholson spent 15 years with Pegasus Solutions, Inc., including as COO, CIO and most recently as executive vice president of strategic planning and corporate development. Prior to joining Pegasus, Mr. Nicholson spent 10 years with Texas Instruments in various engineering and management roles.

"Activant sought directors with specific backgrounds and experience as we enter into an important phase of the company's history," said Larry Jones, CEO of Activant. "These appointments help round-out the board's financial, technological and vertical distribution expertise. Kathy, Bill and Robert are valuable additions to the Activant team, and we are excited about the contributions they will make to the board as we continue to expand our leadership in key vertical software markets."

ABOUT ACTIVANT SOLUTIONS INC.
Activant Solutions Inc. ("Activant") is a leading technology provider of business management solutions serving small and medium-sized retail and wholesale distribution businesses in three primary vertical markets: hardlines and lumber; wholesale distribution; and the automotive parts aftermarket. Founded in 1972, Activant provides customers with tailored proprietary software, professional services, content, supply chain connectivity, and analytics. More than 30,000 customer locations use an Activant solution to manage their day-to-day operations. Headquartered in Texas, Activant has operations in California, Colorado, Connecticut, Illinois, New Jersey, Pennsylvania, South Carolina, Utah, Canada, France, Ireland, and the United Kingdom. For more information, please visit www.activant.com.


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The statements contained in this document which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements as to industry trends, future products or services, and products or service line growth or performance. Investors are cautioned that forward-looking statements are inherently uncertain and subject to risks. Actual results may differ materially from the future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include but are not limited to unrealized market demand for our services, the ability to retain the people performing services, and those risks and uncertainties identified in Activant's most recent Annual Report on Form 10-K which has been filed with the United States Securities and Exchange Commission. Activant assumes no duty to update information contained in this document at any time.